UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2024

Date of Report (Date of earliest event reported)

Enveric Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On March 8, 2024, Enveric Biosciences, Inc., a Delaware corporation (the “Company”) entered into a series of common stock purchase agreements (the “Purchase Agreement”) for the issuance in a registered direct offering of 228,690 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), to certain institutional investors. The issuance was made in exchange for the permanent and irrevocable waiver of the variable rate transaction limitation solely with respect to the entry into and/or issuance of shares of common stock in an “at the market” offering contained in those certain inducement offer letters, dated December 28, 2023, between the Company and those certain institutional investors. The offering was conducted at a deemed offering price of $1.41 per share.

The Purchase Agreement contains customary representations and warranties and certain indemnification obligations of the Company. The closing of the issuance of the Shares pursuant to the Purchase Agreement is expected to occur on March 12, 2024.

The Company will not receive any net proceeds in connection with the offering. This offering is being made to obtain a waiver of the variable rate transaction limitation as described above and further described in the Purchase Agreement so the Company can utilize its “at the market offering” facility, which has been previously registered.

This offering was made pursuant to the Company’s shelf registration statement on Form S-3, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2021 and became effective on July 9, 2021 (File No. 333-257690), and a prospectus supplement and accompanying prospectus filed with the SEC.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

A copy of the opinion of Dickinson Wright PLLC relating to the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Dickinson Wright PLLC
10.1	Form of common Stock Purchase Agreement, dated March 8, 2024, between Enveric Biosciences, Inc. and the investors set forth therein
23.1	Consent of Dickinson Wright PLLC (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2024	ENVERIC BIOSCIENCES, INC.

	By:	/s/ Joseph Tucker
Joseph Tucker, Ph.D.
Chief Executive Officer